UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

Healthcare Providers Direct, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-51561	20-1063591
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3371 Route One, Suite 200 Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 218-3177

Alpha Motorsport, Inc. 240 12th Street, Suite 900 New Westminster, British Columbia V3M 4H2
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report is being filed in connection with a series of transactions consummated by Healthcare Providers Direct, Inc. (f/k/a Alpha Motorsports, Inc.), a Nevada corporation (the “Company”), and certain related events and actions taken by the Company.

This current report responds to the following item on Form 8-K:

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 7, 2007, Healthcare Providers Direct, Inc. (f/k/a Alpha Motorsport, Inc.), a Nevada corporation (the “Company”), entered into a definitive Share Exchange Agreement with Healthcare Providers Direct, Inc., a Delaware corporation (“HPD”) and the shareholders of HPD pursuant to which HPD became a wholly-owned subsidiary of the Company (the “Merger”). The Share Exchange Agreement provided for the acquisition of all of the issued and outstanding capital stock of HPD consisting of 4,683 shares of common stock (on an as-converted, issued and outstanding basis), in exchange for 34,464,038 shares of the Company’s common stock, par value $.001 per share (the “Share Exchange”). Prior to the closing of the Share Exchange, the Company had 30,000,000 shares of common stock issued and outstanding and subsequent to the Share Exchange it had 44,864,038 shares of common stock issued and outstanding.

As previously disclosed in the Company’s Current Report on Form 8-K (the “Form 8-K”) filed with Securities and Exchange Commission on February 13, 2007 in connection with the Merger, the Share Exchange will be accounted for as a reverse merger for accounting purposes, with HPD as the accounting acquirer. Accordingly, the Company has adopted the December 31 fiscal year end of HPD. Audited financial statements for HPD’s fiscal year ended December 31, 2006 will be filed as amendment to the Form 8-K on or before May 8, 2007. Beginning with the Company’s quarterly report on Form 10-QSB for the first fiscal quarter ended March 31, 2007, the historical financial statements of the Company will be reported as those of HPD, and the Company’s next annual report on Form 10-KSB will be for the fiscal year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2007	Healthcare Providers Direct, Inc.
	By:	/s/ Norman Proulx

Norman Proulx
President